SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


        Date of Report (Date of earliest event reported): January 5, 2001



                                   VIACOM INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                      001-09553                       04-2949533
---------------                -------------                -------------------
(State or other                (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)



1515 Broadway, New York, New York                                       10036
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (212) 258-6000

Item 5.  Other Events

              On January 5, 2001, Viacom Inc. ("Viacom") and Infinity Broadcasting Corporation ("Infinity") announced that Infinity will hold a meeting of its stockholders to seek approval on the merger of the two companies. The companies decided to seek stockholder approval after a recent Delaware Chancery Court decision involving another corporation (Digex, Inc. Shareholders Litigation) created uncertainty about whether such a vote might be required for Delaware corporations, such as Infinity. The stockholder meeting is expected to occur in the first quarter of 2001. The closing of the merger is expected to occur promptly following the meeting.

              The companies also announced that Infinity's two largest stockholders other than Viacom, Arturo R. Moreno and William S. Levine, have agreed to vote their shares in favor of the transaction. Stockholders of record on January 16, 2001 will be entitled to vote on the proposed merger. Infinity will seek approval of two-thirds of the outstanding voting shares, other than shares owned by Viacom or subject to the voting agreement.

              A copy of the press release issued by Viacom and Infinity on January 5, 2001 is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of Businesses Acquired

              None.

         (b)  Pro Forma Financial Information

              None.

         (c)  Exhibits

              99.1 Press release issued by Viacom Inc. and Infinity Broadcasting Corporation on January 5, 2001.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, Viacom has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VIACOM INC.


Date:  January 5, 2001                 By:   /s/ Michael D. Fricklas
                                          --------------------------------------
                                          Name:  Michael D. Fricklas
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit
   No.           Description
--------         --------------

99.1 Press release issued by Viacom Inc. and Infinity Broadcasting Corporation on January 5, 2001.